CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED PORTIONS ARE MARKED WITH AN *.




                               CONTRACT AMENDMENT

                       FOR VALUE ADDED RESELLER AGREEMENT
                                   NO H7810/92

                           NOKIA TELECOMMUNICATIONS OY

                                       AND

                             COHERENT COMMUNICATIONS
                               SYSTEMS CORPORATION

                                ON 3RD APRIL 1997

AGREEMENT No: H 7810/92                                AMENDMENT 3RD APRIL 1997
                                                                    3 (16)

               ordered by Nokia in accordance with the purchase volumes referred to in APPENDIX 1 unless Nokia is in default of payment for previous shipment, but shipment schedule will be in accordance with the forecast schedule, Clause 2.8.

2.2.2 All sales of the Products pursuant to this Agreement shall be subject to the terms of this Agreement.

2.2.3 Nokia's best estimate to purchase Products each calendar year (below "Year") as specified in Appendix 1 is on condition that the following condition is fulfilled, the Products are in conformity with the Specifications and the requirements and provisions of the Product Development Agreement. If the volume levels shown in APPENDIX 1 are exceeded then further volume discounts may be negotiated.

2.3     PRICES

2.3.1 Prices for the Products and quantity levels are provided in APPENDIX 1 hereto.

2.3.2 The prices which are determined as renegotiable may be renegotiated upon mutual agreement at any time during the
                validity of this Agreement for instance in case of         *

                The new price agreed upon shall become valid immediately for new orders.

2.3.3 Coherent also commits to study new working methods in order to decrease the costs of the products.

2.3.4           All prices are net of all applicable taxes and expressed in USD.

2.4      TERMS OF PAYMENT

         Payment terms as specified in Nokia's Netting Payment System will become affective during 1997. Payments will be made within 45 to 60 days maximum. Until such change the current payment terms will remain effective.

         For new orders the invoicing shall be as follows to reflect the charge for a Software License:

        Hardware                               Software License (ILS-NIEC)
        ------------------------------------------------------------------
        NIEC and IDEC2X                                            *
        EC2X                                                       *

        ILS-NIECx is a Software Fee and License to use. Each order for Hardware must be accompanied by an order for an equal number of Software Licenses which will be invoiced at the same time.

  Agreement No: H 7810/92                              Amendment 3rd April 1997
                                                                 4 (16)

2.5      TERMS OF DELIVERY

2.5.1 The terms of delivery are FCA loaded New York (Kennedy) airport (INCOTERMS 1990). APPENDIX 4. Risk of loss, damage or destruction of the Products shall pass to Nokia on delivery to the designated forwarding agent in New York according INCOTERMS 1990.

2.5.2    The forwarding agent in Finland is Oy Huolintakeskus Ab.

         The forwarding agent in the U.S.A. is Emery Worldwide, 149 Avenue, Springfield Gardens, N.Y. 11413. Tel. 718-995-3703.

2.6      PACKING

         Products will be packed to the agreed specification as shown in APPENDIX 9. Pricing includes cost of packing to the specifications to withstand transportation and when applicable, as required and instructed differently by Nokia at extra costs.

2.7      DELIVERY TIMES

2.7.1    The agreed delivery times are of the essence in this Agreement.

2.7.2    Each month Nokia will provide a forecast for                *  with an
         authorization to Manufacture covering the            *. This commitment
         to deliver is based upon the following:

                      * firm
                            * of the volume can be rescheduled up to    *
                            * of the volume can be rescheduled up to    *

                Coherent commits to reserve capacity and material according to Nokia's firm forecast.

                The length of the forecast is     *. Both parties will operate
                in close cooperation concerning forecast volumes to minimize the level of excess inventories held both by Coherent and Nokia.

                If Nokia is not releasing forecast or Nokia's forecast is over
                the agreed flexible bands the maximum delivery time is      *.

                All changes in delivery times are subject to Nokia's and Coherent's acceptance.

  Agreement No: H 7810/92                              Amendment 3rd April 1997
                                                                 13 (16)


        capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, strikes, lock-outs and other general labor disputes, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, fire, explosions, and general shortages of energy.


5.3 In the event that the delay or non-performance of either Party hereto continuously for a period of six (6) months due to reasons of Force Majeure, then either Party shall have the right to terminate this Agreement with immediate effect.

ARTICLE SIX
VALIDITY

6.1     EFFECTIVE DATE AND TERM

6.1.1 This Agreement shall become valid and effective on the date of signature hereof and shall remain valid until 31.12.1999.

6.1.2 The Parties agree to commence negotiations at least two (2) months prior to the intended date of termination of this Agreement in order to review the possibilities of extending the validity of this Agreement on terms and conditions acceptable to both Parties.

6.1.3 The termination of this Agreement in accordance with Clause 6.1.1 above, shall not affect the delivery of the Products, in accordance with the terms and conditions hereof, which have been ordered and confirmed prior to the termination and Nokia will pay for the ordered products when payment is due.

6.2     PREMATURE TERMINATION

6.2.1 In the event that a Party hereto is in default of a material obligation under this Agreement and fails to remedy such default within a reasonable time fixed by the non-defaulting Party (which period shall not be less than thirty (30) days) in a written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then the non-defaulting Party shall have the right to terminate this Agreement with immediate effect after the expiry of the fixed period. In the event of bankruptcy, receivership or comparable procedure under applicable Bankruptcy Ordinance of a Party hereto or

Agreement No: H 7810/92                               Amendment 3rd April 1997


IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorised representatives.


Espoo 3rd April 1997

Signed for and on behalf of                Signed for and on behalf of

NOKIA TELECOMMUNICATIONS OY                COHERENT COMMUNICATIONS
                                           SYSTEMS CORPORATION


/s/ Lauri Melamies                         /s/  Miles R Pratt
------------------------------             --------------------------------
Lauri Melamies                             Miles R Pratt



/s/ Jorma Nyberg                           /s/ David Powell
------------------------------             --------------------------------
Jorma Nyberg                               David Powell